Exhibit 99.1

Sino-Global Announces Memorandum of Understanding With Southern
Africa's Shipping Agency Leader

- King & Sons, a Division of Grindrod Ships Agencies (PTY) is One of the Oldest and Most Prestigious Ships Agencies in Southern Africa

BEIJING, Nov. 1, 2011 /PRNewswire-Asia/ -- Sino-Global Shipping America, Ltd. (Nasdaq: SINO), a leading non-state-owned provider of shipping agency services operating primarily in China, today announced that it has signed a memorandum of understanding (MOU) with King & Sons, a subsidiary of Grindrod Limited, a public company listed on the JSE Securities Exchange South Africa (JSE: GNDP).

Under the terms of the MOU, Sino-Global will appoint King & Sons as an agent to attend Sino-Global vessels in all applicable South Africa ports and King & Sons will recommend Sino-Global to act as its agent in China for the vessels loading in South Africa and discharging in China.

"As one of the oldest and most prestigious ships agencies, King & Sons is the ideal partner for Sino-Global to expand our business in Southern Africa," said Mr. Cao Lei, Sino-Global's Chief Executive Officer. "This MOU should benefit both companies by generating incremental revenues and profits. We are looking forward to a mutually rewarding long term business relationship with King & Sons and will seek to complete other such agreements at other major shipping ports in the future."

Mr. Stephen Pike, New Business Development of King & Sons, added, "The substantial and increasing volume of business conducted by our clients between Southern Africa- and Cina-based ports requires a strong partner in China. During our discussion with Sino-Global about the terms of this MOU, we were pleased to provide our quality service to the first vessel appointed by Sino-Global. We expect to serve more ships from China and believe that Sino-Global's history of high-quality service and ability to provide shipping agency services to ships in China's ports will add tremendous value to our existing offering of logistics, brokering and chartering services."

About Sino-Global Shipping America, Ltd.

Registered in the United States in 2001 and operating primarily in mainland China, Sino-Global is a leading, non-state-owned provider of high-quality shipping agency services. With local branches in most of China's main ports and contractual arrangements in all those where it does not have branch offices, Sino-Global is able to offer efficient, high-quality shipping agency services to shipping companies entering Chinese ports. With a subsidiary in Perth, Australia, where it has a contractual relationship with a local shipping agency, Sino-Global provides complete shipping agent services to companies involved in trades between Chinese and Australian ports. Sino-Global also operates a subsidiary in Hong Kong, China, to provide comprehensive shipping agent services to vessels going to and from one of the world's busiest ports.

Sino-Global provides ship owners, operators and charters with comprehensive yet customized shipping agency services including intelligence, planning, real-time analysis and on-the-ground implementation and logistics support. Sino-Global has achieved both ISO9001 and UKAS certifications.

About King & Sons

King & Sons is one of Southern Africa's most prestigious and established ships agencies. As a division of Grindrod Ships Agencies (South Africa) (Pty) Limited, King & Sons is the first ship's agency in South Africa to receive ISO 9001:2000 accreditation for Ships agency services in both liner and non-liner functions.

As industry leaders in the Ships Agency arena with integrated state-of-the-art technology and extremely qualified staff, we are proud to offer our clients a full range of support in both technical and commercial port logistics. We are highly experienced in handling vessels ranging from passenger liners, Bulk and Break Bulk vessels, Tug and Tow to specialized gas carriers. Dry Docking, Ship Repairs, Crew Changes, ship Bunkering and ship Cargo operations.

Listed on the JSE Securities Exchange South Africa (JSE: GNDP), Grindrod Limited is engaged in four main businesses, including shipping, freight, bulk product trading and financial. Grindrod's freight service business consists of container shipping and logistics, liner and non-liner ship agencies, marine services and travel management.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

CONTACTS:

Ms. Apple Liang	Stephen D. Axelrod, CFA
Sino-Global, Beijing.	Wolfe Axelrod Weinberger Assoc. LLC
+86-10-6439-1888	Tel. (212) 370-4500 Fax (212) 370-4505